EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 6, 2020 (October 9, 2020 as to effects of the reverse stock split described in the second paragraph of Note 2) relating to the financial statements of Eargo, Inc. appearing in Amendment No. 3 to Registration Statement No. 333-249075 on Form S-1.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

October 15, 2020